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                                                                  Exhibit 99.1

Peat Marwick LLP                Telephone 201 467-9650    Telefax 201 467 7930
New Jersey Headquarters
150 John F. Kennedy Parkway
Short Hills, NJ 07078

                                                             February 26, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Daltex Medical Sciences, Inc. and, under the date of September 19, 1996, we reported on the financial statements of Daltex Medical Sciences, Inc. as of July 31, 1996 and 1995 and for each of the years in the three-year period ended July 31, 1996 and for the period from July 28, 1983 (date of inception) to July 31, 1996. On February 20, 1998, our appointment as principal accountants was terminated. We have read Daltex Medical Sciences, Inc. statements included under Item 4 of its Form 8-K dated February 20, 1998, and we agree with such statements.

                                       Very truly yours,

                                       /s/ KPMG Peat Marwick LLP
                                       -----------------------------------------

     Member Firm of
     KPMG International